UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 30, 2010

VCG HOLDING CORP.
__________________________________________
(Exact name of registrant as specified in its charter)

Colorado	001-32208	841157022
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

390 UNION BLVD, SUITE 540, LAKEWOOD, Colorado		80228
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	303-934-2424

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed in VCG Holding Corp’s (the "Company") Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 30, 2010, Mr. Kenton Sieckman informed the Company that he was resigning from the Company’s Board of Directors (the "Board") effective upon the earlier of appointment or election of a replacement director or June 30, 2010. Mr. Sieckman was an independent director and served on our audit committee. Accordingly, Mr. Sieckman’s resignation has caused our audit committee to have only two members and the majority of the members of our Board of Directors are no longer independent. As a result, we are currently non-compliant with NASDAQ Marketplace Rule 5605(c)(2)(A), which requires listed companies to have at least three audit committee members and NASDAQ Marketplace Rule 5605(b)(1), which requires that listed companies have a majority of board members be independent. The Company gave notice to NASDAQ of this non-compliance on June 29, 2010 in accordance with NASDAQ rules.

The NASDAQ staff informed the Company that the Company has until July 15, 2010 to be in compliance or receive a NASDAQ deficiency letter. The Board expects to appoint a new independent director to become a member of the Board and audit committee prior to expiration of the date above.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VCG HOLDING CORP.

July 2, 2010	By:	Troy Lowrie

Name: Troy Lowrie
Title: CEO